Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of TFS Financial Corporation and subsidiaries:

Registration Statement No. 333-152176 on Form S-8
Registration Statement No. 333-142248 on Form S-8

of our reports dated November 23, 2016, relating to the consolidated financial statements of TFS Financial Corporation and subsidiaries, and the effectiveness of TFS Financial Corporation and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of TFS Financial Corporation for the year ended September 30, 2015.

/s/ Deloitte & Touche LLP
Cleveland, OH
November 23, 2016